UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2017

W. R. GRACE & CO.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-13953	65-0773649
(Commission File Number)	(IRS Employer Identification No.)

7500 Grace Drive
Columbia, Maryland	21044
(Address of Principal Executive Offices)	(Zip Code)
(410) 531-4000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

W. R. GRACE & CO.
FORM 8-K
CURRENT REPORT

Item 1.01	Entry into a Material Definitive Agreement

Sale and Purchase Agreement

On December 14, 2017, W. R. Grace & Co.-Conn. ("Grace-Conn."), a Connecticut corporation and wholly owned direct subsidiary of W. R. Grace & Co. (the "Company"), entered into a Sale and Purchase Agreement (the "Sale and Purchase Agreement") with Albemarle Corporation ("Albemarle"), a Virginia corporation, pursuant to which Grace-Conn. would acquire the Polyolefin Catalysts business of Albemarle for a purchase price of $416 million.

Pursuant to the Sale and Purchase Agreement, the acquired business would include proprietary and custom-manufactured single-site catalysts as well as metallocenes and activators. The acquisition would also include a comprehensive series of Ziegler-Natta catalysts for polyethylene production. Manufacturing operations in Baton Rouge, Louisiana and Yeosu, South Korea would be part of the business acquired. Approximately 175 employees would join the Company's global team in connection with the transaction.

The Company expects the closing under the Sale and Purchase Agreement to take place in the first quarter of 2018. The closing of the transaction is subject to regulatory approvals and other customary closing conditions.

Forward-looking statements

This report and the exhibit hereto contain forward-looking statements, that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” "targets," “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; succession planning; and markets for securities. For these statements, the Company claims the protections of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Like other businesses, the Company is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to differ materially from those contained in the forward-looking statements include, without limitation: risks related to foreign operations, especially in emerging regions; the cost and availability of raw materials, energy and transportation; the effectiveness of its research and development and growth investments; acquisitions and divestitures of assets and businesses; developments affecting the Company’s outstanding indebtedness; developments affecting the Company's funded and unfunded pension obligations; its legal and environmental proceedings; insurance recoveries; uncertainties related to the Company's ability to realize the anticipated benefits of the separation transaction; the inability to establish or maintain certain business relationships, including with customers and suppliers; the inability to retain key personnel; natural disasters such as storms and floods; changes in tax laws and regulations; costs of compliance with environmental regulation; and those additional factors set forth in the Company’s most recent Annual Report on Form 10-K, quarterly report on Form 10-Q, and current reports on Form 8-K, which have been filed with the Securities and Exchange Commission and are readily available on the internet at www.sec.gov. Reported results should not be considered as an indication of future performance. Readers are cautioned not to place undue reliance on the Company's projections and forward-looking statements, which speak only as of the dates those projections and statements are made.

Item 7.01	Regulation FD Disclosure

The following information is furnished pursuant to Item 7.01, “Regulation FD Disclosure.”  This information, including Exhibit 99.1 attached hereto, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

On December 14, 2017, the Company issued a press release announcing that the Company entered into the Sale and Purchase Agreement. The press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.    Description of Exhibit

99.1	W. R. Grace & Co. press release, dated December 14, 2017, announcing that the Company entered into the Sale and Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W. R. GRACE & CO.
(Registrant)

	By	/s/ Mark A. Shelnitz
Mark A. Shelnitz
Vice President, General Counsel and Secretary

Date: December 20, 2017